Exhibit 99.1

Clever Leaves Strengthens Leadership Team and Appoints Hank Hague as Chief Financial Officer

NEW YORK, February 22, 2021 -- Clever Leaves Holdings Inc. (NASDAQ: CLVR, CLVRW) (“Clever Leaves” or the “Company”), a leading multi-national operator and licensed producer of pharmaceutical-grade cannabinoids, announced today the appointment of Hank Hague as its new Chief Financial Officer, effective immediately.

Mr. Hague joins Clever Leaves with extensive experience in providing financial leadership to various public and private entities in the pharmaceutical, biomedical, and cannabis industries. Most recently, Mr. Hague served as CEO at Aidance Scientific, an FDA-registered manufacturer of branded and private label OTC topical medications. Prior to this role, Mr. Hague was CFO of Abacus Health Products, Inc. (“Abacus”) where he led the company’s public listing and the acquisition and integration of Harmony Hemp. Mr. Hague also managed the due diligence and sale process of Abacus to hemp-derived wellness product producer and distributor, Charlotte’s Web Holdings, Inc. Additionally, at Abacus, Mr. Hague assisted with the strategy that placed one of the first OTC CBD products sold at a national retailer and assisted with brand development for Abacus’ brand, CBDMedic. Mr. Hague has also held CFO roles at Foster Corporation and Scott Brass.

“We are thrilled to welcome Hank to the Clever Leaves team. Hank has an impressive corporate background and he has demonstrated exceptional financial and strategic leadership in his previous roles,” commented Kyle Detwiler, CEO of Clever Leaves. “Hank will be an invaluable asset as our company continues to expand our global commercial footprint and distribution network.”

“Clever Leaves’ broad international reach, and extensive partnership portfolio make the company well positioned to capitalize on the massive potential of the medical cannabis market,” said Mr. Hague. “Together with this experienced leadership team, I look forward to applying my financial leadership experience in the cannabis and pharmaceutical industries as Clever Leaves enters its next phase of growth.”

Hague steps in for Amit Pandey, who has served as Clever Leaves’ interim CFO since December 18, 2020. Clever Leaves thanks Mr. Pandey for his leadership, which included assisting Clever Leaves through its public listing on the Nasdaq in December 2020. Mr. Pandey will continue to support Mr. Hague and the global finance team in his newly appointed role as Executive Vice President of Finance.

About Clever Leaves Holdings Inc.

Clever Leaves is a multi-national cannabis company with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community. Clever Leaves has received multiple international certifications that have enabled it to increase its export and sales capacity from its Colombian operations, including European Union Good Manufacturing Practices (EU GMP) Certification, a Good Manufacturing Practices (GMP) Certification by Colombia National Food and Drug Surveillance Institute - Invima, and Good Agricultural and Collecting Practices (GACP) Certification. Clever Leaves was granted a provisional license in Portugal from Infarmed – the Portuguese health authority – that allows Clever Leaves to cultivate, import and export dry flower for medicinal and research purposes.

For more information, please visit https://cleverleaves.com/en/home/

Forward Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecasts,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Factors that may cause such differences include, without limitation, expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves will become profitable; the trading price of Clever Leaves securities; Clever Leaves’ ability to execute its business plans and strategy and to receive regulatory approvals; potential litigations; global economic conditions; geopolitical events, natural disasters, acts of God and pandemics, including, but not limited to, the economic and operational disruptions and other effects of COVID-19; regulatory requirements and changes thereto; and access to additional financing. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Clever Leaves’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Clever Leaves Press contacts:

McKenna Miller

KCSA Strategic Communications

+1347-487-6197

mmiller@kcsa.com

Diana Sigüenza

Strategic Communications Director

+57310-236-8830

Diana.siguenza@cleverleaves.com

Clever Leaves Investor inquiries:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

+1949-574-3860

CLVR@gatewayir.com

Clever Leaves Commercial inquiries:

Andrew Miller

Vice President Sales - EMEA, North America, and Asia-Pacific

+1416-817-1336

andrew.miller@cleverleaves.com